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                                                                Exhibit 10(xvii)

Chrysalis
Corporate Offices
575 Route 28
Raritan, NJ  08869 USA

Tel:  (908) 722-7900
Fax:  (908) 722-6677
E-mail: corporate @ chrysalisintl.com



December 23, 1997




Mr. George Montgomery
Managing Director
Hambrecht & Quist Inc.
One Bush Street
San Francisco, CA 94104

Dear George:

This is to confirm our verbal agreement to extend the expiration date of Hambrecht & Quist's warrant (original warrant agreement dated June 21, 1994) to purchase 110,000 shares of DNX Corporation common stock for a period of one year from December 31, 1997 to December 31, 1998.

We very much look forward to continuing our work with you.

Sincerely,


/s/ Paul J. Schmitt
Paul J. Schmitt
Chairman, President &
Chief Executive Officer


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